GRACE NEWS                                                              #2702

CONTACT:  Media Relations:              Investor Relations:
          Jane D. McGuinness            Susan G. Eccher
          (561) 362-1343                (561) 362-1331

                     GRACE REPORTS FIRST QUARTER EARNINGS
               EPS FROM CONTINUING OPERATIONS UP 25% VERSUS 1997
                        EXCLUDING DIVESTED OPERATIONS

     BOCA RATON, Florida, May 5, 1998 -- W. R. Grace & Co. (NYSE: GRA) reported 1998 first quarter income from continuing operations of $11.8 million, or $.16 per basic share, up 25% versus $.13 per share in the prior-year quarter, excluding the results of Grace's specialty polymers business, which was divested in May 1997.

     "We are very pleased that new Grace earnings were on target in the first quarter despite the translation impact of the strong U.S. dollar and the difficult economic situation in parts of Asia," said Grace Chairman, President and Chief Executive Officer Albert J. Costello. "Grace Davison's operating income was up 11% overall and 45% in North America. Grace Construction Products' operating income increased 12%, excluding a first quarter 1998 restructuring charge, from a record 1997 first quarter. Darex Container Products' operating profit margin improved to 11%. And, Grace's consolidated operating margin was more than 2 percentage points above the first quarter of 1997."

     Sales from Grace Davison, Grace Construction Products and Darex Container Products were 5% above the 1997 quarter before the effect of foreign currency translation. Including the effect of a strengthening U.S. dollar against European and Asian currencies, sales for these businesses were off 1%.


                                 (more)

Operating income before divested businesses was up 3%, but 11% prior to currency translation.

     Grace consolidated results included an after-tax charge of $35.2 million ($0.47 per share) associated with the company's repurchase of $620 million of publicly traded debt in connection with the transaction with Sealed Air Corporation. Results also included a loss from discontinued operations of $2.6 million ($.04 per share) consisting of $34.3 million of after-tax income from the Cryovac flexible packaging business, which was separated from Grace and merged with Sealed Air on March 31, $28.3 million in after-tax costs associated with effecting the separation and merger and $8.6 million in after-tax interest charges.

     Following are highlights of Grace's business unit performance:

GRACE DAVISON

     Grace Davison, a leading global supplier of catalysts and silica products, reported operating income of $24.4 million, up 11% compared to the year-ago quarter. Sales of $176 million were up 1% above the prior year, but up 7% before currency translation. Davison's operating margin of 13.8% was 1.2 percentage points above the 1997 quarter.

     Davison's results reflected continued strengthening in fluid cracking catalyst (FCC) sales, which were up 13% before currency translation, driven by higher North American refinery utilization rates, stronger sales to China and increased worldwide catalyst additive sales. Worldwide FCC volumes were up 11%. Sales of silicas and adsorbents were up 3% before currency translation, driven by volume growth in Europe and Asia Pacific. Polyolefin catalyst sales were up 13% (26% excluding currency translation) versus the first quarter of 1997 due to continued strength of the plastics industry.

     Costello said, "Grace Davison continues to show strong improvement as conditions in the FCC market stabilize and the effects of our cost management efforts flow through to earnings."


                                 (more)

GRACE CONSTRUCTION PRODUCTS

     Grace Construction Products, a leading global supplier of specialty construction chemicals and building materials, reported sales for the quarter of $103 million, essentially even with the 1997 quarter, which was the unit's strongest first quarter ever. Excluding currency translation, sales were 4% above the 1997 quarter. Operating income of $4.8 million was down 7% versus a record 1997 first quarter, and included a $1 million charge for restructuring the manufacturing and sales organization in Europe.

     North American and European sales were strong due to continued growth in construction activity as well as further penetration of Grace's new and value-added products; sales of these products grew 21% in the quarter and now comprise 33% of Grace Construction Products' total sales. Sales to the Asia Pacific region were down 24% (8% before currency translation) due to economic conditions there.

     Costello said, "Grace Construction Products continues to demonstrate strong growth despite difficult times in Asia Pacific. The increasing acceptance of our value-added products is driving top-line growth, improving gross margins and helping to offset weakness in Asia. Excluding the quarter's restructuring charge, profits were up 12% versus a very strong quarter a year ago."

DAREX CONTAINER PRODUCTS

     Darex Container Products, a leading global producer of container sealants and closure systems, reported sales of $61 million in the quarter, 7% lower than 1997 but essentially flat excluding the effect of currency translation. Operating income of $6.7 million was 2% above that of the first quarter of 1997 (11% prior to currency translation). Darex's quarterly operating profit margin of 11.0% was 1 percentage point above 1997, driven by cost reduction programs initiated in the fourth quarter of 1997. These programs included administrative headcount reductions and consolidation of research activities.

     "While we are disappointed with Darex's top-line performance, the cost reduction program implemented last year is beginning to restore profit growth.


                                 (more)

We continue to evaluate our strategic alternatives with respect to this business," Costello remarked.

OTHER HIGHLIGHTS

     As previously announced, on April 2 Grace entered into a definitive agreement to acquire the Crosfield catalysts and silicas business of Imperial Chemical Industries PLC for $455 million. Completion of the transaction is expected to occur by the end of June 1998.

     Grace is a leading global supplier of catalysts and silica products, specialty construction chemicals and building materials, and container sealants and coatings.

     For more information, visit Grace's Web site at www.grace.com.

                                  -000-

     THIS ANNOUNCEMENT CONTAINS "FORWARD-LOOKING" INFORMATION. FUTURE RESULTS MAY DIFFER FROM THOSE DISCUSSED IN THIS ANNOUNCEMENT. INFORMATION CONCERNING THE FACTORS THAT COULD CAUSE SUCH DIFFERENCES CAN BE FOUND IN GRACE'S ANNUAL REPORT ON FORM 10-K FOR 1997.

                                   (more)

                    W. R. GRACE & CO.
          CONSOLIDATED STATEMENT OF OPERATIONS
             FOR THREE MONTHS ENDED MARCH 31
              ($ MILLIONS EXCEPT PER SHARE)


                                                          FIRST QUARTER
                                                 ----------------------------
                                                    1998              1997
                                                 ----------        ----------
Sales .........................................   $ 340.8            $ 361.8
Other income ..................................       7.8                5.8
                                                 ----------        ----------
  Total .......................................   $ 348.6            $ 367.6
                                                 ----------        ----------

Cost of goods sold and operating expenses           209.6              223.0
Selling, general and administrative expenses ..      80.6               86.6
Depreciation and amortization .................      21.8               23.5
Interest expense and related financing costs ..       6.8                6.4
Research and development expenses .............      10.4               10.6
                                                 ----------        ----------
  Total .......................................   $ 329.2            $ 350.1

Income before income taxes ....................   $  19.4            $  17.5

Provision for income taxes ....................       7.6                6.4
                                                 ----------        ----------

Income from continuing operations .............   $  11.8            $  11.1
(Loss)/income from discontinued operations ....      (2.6)              35.3
Loss from extraordinary item -- early debt
  retirement ..................................     (35.2)                --
                                                 ----------        ----------
  Net (loss)/income ...........................   $ (26.0)           $  46.4
                                                 ==========        ==========

Basic Earnings Per Share
  Continuing operations .......................   $  0.16            $  0.15
  Net (loss)/income ...........................   $ (0.35)           $  0.62

Basic average number of shares (millions) .....      75.1               75.3

Diluted Earnings Per Share
  Continuing operations .......................   $  0.15            $  0.14
  Net (loss)/income ...........................   $ (0.32)           $  0.60

Diluted average number of shares (millions) ...      81.6               77.7



                                    (more)

                   W. R. GRACE & CO.
                   OPERATING RESULTS
                 QUARTER ENDED MARCH 31
              ($ MILLIONS EXCEPT PER SHARE)







                                                                       PERCENT
                                                  1998      1997       CHANGE
                                                --------  --------    --------

Sales:
  Grace Davison ..............................  $ 176.2    $ 174.6        0.9
  Grace Construction Products.................    103.3      103.0        0.0
  Darex Container Products ...................     61.3       66.1       (7.3)%
                                                --------   -------

    Sales before divested business ...........  $ 340.8    $ 343.7       (0.8)

  Divested business ..........................       --       18.1 (a) (100.0)
                                                --------   -------
    Total sales ..............................  $ 340.8     $361.8       (5.8)

Operating Income:
  Grace Davison ..............................  $  24.4     $ 21.9       11.1
  Grace Construction Products ................      4.8        5.1       (7.3)
  Darex Container Products ...................      6.7        6.6        2.1
  Other ......................................     (1.0)       0.2     (577.8)
                                                -------    -------

    Operating income before divested business.  $  34.9     $ 33.8        2.9

  Divested business ..........................       --        2.6 (a) (100.0)
                                                -------    -------
    Total operating income ...................  $  34.9     $ 36.4       (4.4)

Other expenses/(income):
  Interest/financing .........................      6.8        6.4        6.8
  Interest income ............................     (1.1)      (4.7)     (75.6)
  Corporate ..................................     10.0       15.8      (36.3)
  Other ......................................     (0.2)       1.4     (119.0)
                                                -------    -------
    Total other expenses, net ................  $  15.5     $ 18.9      (17.8)

Pretax operating income before discontinued
  operations and extraordinary items .........  $  19.4     $ 17.5       10.6

Provision for income taxes ...................      7.6        6.4       17.6
                                                -------     ------

Income from continuing operations ............  $  11.8     $ 11.1        6.6

(Loss)/income from discontinued operations ...     (2.6)      35.3     (107.5)

Loss from extraordinary item -- early debt
  retirement .................................    (35.2)        --         ND
                                                -------    -------

Net (loss)/income ............................  $ (26.0)    $ 46.4     (156.0)%
                                                =======    =======


------------
(a)  Consists of the Specialty Polymers business divested in May 1997.


                                    (more)

                         W. R. GRACE & CO.
                          GEOGRAPHIC DATA
                        (DOLLARS IN MILLIONS)

QUARTER ENDED MARCH 31


                                                             SALES
                             ---------------------------------------------------------------------
                                               1997 INCL.       1997 DIVESTED        1997 EXCL.
                                 1998      DIVESTED BUSINESS    BUSINESS (a)     DIVESTED BUSINESS
                             -----------   -----------------    -------------    -----------------
North America ............      $ 185           $ 183                $  9              $ 174
Europe ...................         93             106                   4                102
Latin America ............         15              18                  --                 18
Asia Pacific .............         48              55                   5                 50
                              ----------      -----------           ---------        -----------
  Total ..................      $ 341           $ 362                $ 18              $ 344
                              ==========      ===========           =========        ===========


-----------
(a)  Consists of the Specialty Polymers business divested in May 1997.